 Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts: Ray Davis President/CEO Umpqua Holdings Corporation 503-727-4101 raydavis@umpquabank.com	Dan Sullivan EVP/CFO Umpqua Holdings Corporation 503-727-4103 dansullivan@umpquabank.com

UMPQUA HOLDINGS REPORTS RECORD FULL YEAR 2006
OPERATING EARNINGS OF $1.65 PER DILUTED SHARE
Organic Loan growth 11%, deposit growth 13%
Opened Five New Stores in the Fourth Quarter

PORTLAND, Ore. – January 25, 2007 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced full year 2006 operating earnings of $87.3 million, or $1.65 per diluted share, compared to $69.9 million, or $1.55 per diluted share, for 2005. For the fourth quarter of 2006, operating earnings were $24.8 million, or $0.42 per diluted share, compared to $18.8 million, or $0.42 per diluted share for the same period a year ago. Operating earnings exclude merger related expenses, net of tax.

Including merger related expenses, net income for full year 2006 was $84.4 million, or $1.59 per diluted share, compared to $69.7 million, or $1.55 per diluted share for 2005. For the fourth quarter of 2006, net income was $24.5 million, or $0.42 per diluted share, compared to $18.8 million, or $0.42 per diluted share for the same period of the prior year.

	Quarter ended:			Twelve months ended:

(Dollars in thousands, except per share
data)	12/31/2006	9/30/2006	12/31/2005	12/31/2006	12/31/2005

Net Income	$24,533	$22,856	$18,787	$84,447	$69,735
Add Back: Merger related
expenses, net of tax	249	1,471	--	2,864	157

Operating Earnings	$24,782	$24,327	$18,787	$87,311	$69,892

Earnings per diluted share:
Net Income	$0.42	$0.39	$0.42	$1.59	$1.55
Operating Earnings	$0.42	$0.42	$0.42	$1.65	$1.55

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Total consolidated assets as of December 31, 2006 were $7.3 billion, compared to $5.4 billion a year ago. Total gross loans and leases, and deposits, were $5.4 billion and $5.8 billion, respectively, as of December 31, 2006, compared to $3.9 billion and $4.3 billion, respectively, a year ago. The Company completed the acquisition of Western Sierra Bancorp in June 2006.

The following table presents the full year 2006 organic growth rates, which exclude the effects of the Western Sierra Bancorp acquisition:

(in thousands)	Loans and Leases	Deposits	Assets

As reported, 12/31/06	$5,361,862	$5,840,294	$7,344,236
less: 12/31/05 balances	3,921,631	4,286,266	5,360,639

Total growth	1,440,231	1,554,028	1,983,597

less: acquisition	1,022,231	1,016,053	1,491,466

Organic growth	$418,000	$537,975	$492,131

Organic growth rate	11%	13%	9%

"We are pleased with our record operating earnings, and growth in loans and deposits this year, especially in light of the challenging interest rate environment,” said Ray Davis, president and chief executive officer of Umpqua Holdings Corporation.

Umpqua opened seven new stores in 2006, including five during the fourth quarter. Two were the first of the Company’s new neighborhood store strategy, which reduces build time and cost by more than 50%.

During the full year 2006, the Company had net charge-offs of $0.6 million or 0.01% of average loans and leases. Non-performing loans and leases were $9.1 million at December 31, 2006, representing 0.17% of total loans and leases. The Company provided $2.6 million for future credit losses in 2006. For the fourth quarter, the Company had net charge-offs of $0.5 million, or 0.04% of average loans and leases on an annualized basis, with non-performing loans and leases declining $1.5 million, or 14% from September 30, 2006. The allowance for credit losses was 1.15% of total loans and leases at December 31, 2006.

Umpqua Bank, Umpqua Holdings’ bank subsidiary, reported on a tax equivalent basis a net interest margin of 4.99% for the full year 2006, compared to 5.07% for 2005. For the fourth quarter of 2006, Umpqua Bank reported a net interest margin of 4.97%, compared to 5.06% for the same period a year ago, and 5.08% for the third quarter of 2006. The decrease in margin over these time periods resulted from increases in short-term market interest rates, with the cost of deposits and borrowings increasing more than earning asset yields. The yield on earning assets for Umpqua Holdings increased 1 basis point on a sequential quarter basis to 7.50%, while the cost of interest bearing liabilities increased 16 basis points to 3.61% over the same period.

Excluding merger related expenses, the Bank efficiency ratio was 51.97% for the full year 2006, down from 52.47% for 2005.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

As of December 31, 2006, total shareholders’ equity was $1.16 billion. Book value per share was $19.91, an increase of 20% over the prior year end. Tangible book value per share was $8.21, an increase of 11% over the prior year end.

On January 18, 2007, the Company announced the acquisition of North Bay Bancorp. The agreement provides for North Bay Bancorp shareholders to receive 1.217 shares of Umpqua common stock for each share of North Bay Bancorp common stock, giving the acquisition a total value of approximately $156 million. The boards of both companies have approved the transaction, which is subject to regulatory approval and approval by the shareholders of North Bay Bancorp, as well as other customary conditions of closing.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that providing non-GAAP financial measures provides investors with information useful in understanding Umpqua’s financial performance. Umpqua provides measures based on “operating earnings,” which exclude merger-related expenses. Operating earnings per diluted share is calculated by dividing operating earnings by the same diluted share total used in determining diluted earnings per share.

A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 134 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, January 25, 2007, at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss fourth quarter and full year 2006 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-791-1856 a few minutes before 10:00 a.m. The password is “UMPQUA.” Information to be discussed in the teleconference will be available on the Company’s website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately one hour after the conference call by dialing 866-502-6119, or by visiting that website.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
		Quarter Ended:

Dollars in thousands, except per share data	December 31, 2006	September 30, 2006	December 31, 2005

Interest income
Loans and leases	$106,757	$106,320	$68,980
Investments - taxable	7,032	6,797	6,909
Investments - tax exempt	1,124	1,127	705
Other interest	1,521	389	281
Dividends	80	105	43

Total interest income	116,514	114,738	76,918

Interest expense
Deposits	38,769	34,121	18,668
Repurchase agreements and
fed funds purchased	483	2,155	788
Trust preferred securities	3,856	3,971	2,887
Other borrowings	117	692	26

Total interest expense	43,225	40,939	22,369
Net interest income	73,289	73,799	54,549
Provision for loan and lease losses	125	2,352	68
Non-interest income
Service charges	7,435	7,606	5,671
Brokerage fees	2,241	2,506	2,574
Mortgage banking revenue	1,768	1,445	1,592
Gain (loss) on sale of securities	(20)	--	13
Other income	2,689	1,919	1,624

Total non-interest income	14,113	13,476	11,474

Non-interest expense
Salaries and benefits	27,315	26,387	21,119
Occupancy and equipment	8,845	8,540	6,160
Other	12,465	13,308	10,838
Merger related expenses	415	2,451	--

Total non-interest expense	49,040	50,686	38,117
Income before income taxes	38,237	34,237	27,838
Provision for income tax	13,704	11,381	9,051

Net income	$24,533	$22,856	$18,787

Weighted average shares outstanding	58,045,755	57,802,381	44,514,893
Weighted average diluted shares outstanding	58,774,890	58,452,461	45,078,683

Earnings per share – Basic	$0.42	$0.40	$0.42
Earnings per share – Diluted	$0.42	$0.39	$0.42

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation Consolidated Statements of Income
	(Unaudited)
	Twelve Months Ended:

Dollars in thousands, except per share data	December 31, 2006	December 31, 2005

Interest income
Loans and leases	$372,201	$251,715
Investments - taxable	27,233	26,268
Investments - tax exempt	3,809	2,544
Other interest	2,413	1,585
Dividends	285	164

Total interest income	405,941	282,276
Interest expense
Deposits	119,881	59,578
Repurchase agreements and
fed funds purchased	6,829	2,207
Trust preferred securities	14,215	10,550
Other borrowings	2,892	659

Total interest expense	143,817	72,994
Net interest income	262,124	209,282
Provision for loan and lease losses	2,552	2,468
Non-interest income
Service charges	26,975	21,697
Brokerage fees	9,649	11,317
Mortgage banking revenue	7,560	6,426
Gain (loss) on sale of securities	(21)	1,439
Other income	9,434	6,903

Total non-interest income	53,597	47,782
Non-interest expense
Salaries and benefits	98,840	82,467
Occupancy and equipment	31,752	24,693
Other	46,584	39,634
Merger related expenses	4,773	262

Total noninterest expense	181,949	147,056
Income before income taxes	131,220	107,540
Provision for income tax	46,773	37,805

Net income	$84,447	$69,735

Weighted average shares outstanding	52,310,637	44,438,021
Weighted average diluted shares outstanding	53,050,201	45,010,563

Earnings per share – Basic	$1.61	$1.57
Earnings per share – Diluted	$1.59	$1.55

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)

Dollars in thousands, except per share data	December 31, 2006	September 30, 2006	December 31, 2005

Assets:
Cash and due from banks	$169,769	$151,334	$151,521
Temporary investments	165,879	40,700	10,233
Trading account securities	4,204	682	601
Investments available for sale	715,187	689,841	671,868
Investments held to maturity	8,762	9,494	8,677
Loans held for sale	16,053	18,951	9,061
Loans and leases	5,361,862	5,385,262	3,921,631
Less: Allowance for loan and lease losses	(60,090)	(60,475)	(43,885)

Loans and leases, net	5,301,772	5,324,787	3,877,746
Restricted equity securities	15,255	15,255	14,263
Premises and equipment, net	101,830	99,251	88,865
Other real estate owned	--	31	1,123
Mortgage servicing rights, net	9,952	10,427	10,890
Goodwill and other intangibles	679,493	680,722	408,503
Other assets	156,080	157,373	107,288

Total assets	$7,344,236	$7,198,848	$5,360,639

Liabilities:
Deposits	$5,840,294	$5,650,338	$4,286,266
Securities sold under agreements
to repurchase	47,985	65,471	58,865
Fed funds purchased	--	--	55,000
Term Borrowings	9,513	57,072	3,184
Notes payable for trust preferred
securities	203,688	203,955	165,725
Other liabilities	86,545	80,332	53,338

Total liabilities	6,188,025	6,057,168	4,622,378

Shareholders' equity:
Common stock	930,867	929,893	564,579
Retained earnings	234,783	220,726	183,591
Accumulated other comprehensive loss	(9,439)	(8,939)	(9,909)

Total shareholders' equity	1,156,211	1,141,680	738,261

Total liabilities and shareholders' equity	$7,344,236	$7,198,848	$5,360,639

Common shares outstanding at period end	58,080,171	58,028,555	44,556,269
Book value per share	$19.91	$19.67	$16.57
Tangible book value per share	$8.21	$7.94	$7.40
Tangible equity	$476,718	$460,958	$329,758

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)

Dollars in thousands	December 31, 2006	September 30, 2006	December 31, 2005

Loans and leases by purpose:

Commercial real estate	$2,644,931	$2,683,187	$2,127,940
Residential real estate	320,412	312,639	219,254
Construction	1,203,657	1,238,369	652,023

Total real estate	4,169,000	4,234,195	2,999,217
Commercial	1,126,189	1,085,014	853,212
Leases	22,870	19,514	17,385
Consumer	41,722	44,831	50,361
Other	2,081	1,708	1,456

Total loans and leases	$5,361,862	$5,385,262	$3,921,631

	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	December 31, 2006	September 30, 2006	December 31, 2005

Allowance for credit losses
Balance beginning of period	$60,475	$58,516	$43,603
Provision for loan and lease losses	125	2,352	68
Acquisition	--	184	--

Charge-offs	(1,618)	(1,027)	(612)
Less recoveries	1,108	450	826

Net (charge-offs) recoveries	(510)	(577)	214

Total Allowance for loan and lease losses	60,090	60,475	43,885

Reserve for unfunded commitments	1,313	2,021	1,601

Total Allowance for credit losses	$61,403	$62,496	$45,486

Net charge-offs (recoveries) to average
loans and leases (annualized)	0.04%	0.04%	(0.02)%
Recoveries to gross charge-offs	68%	44%	135%
Allowance for credit losses to
loans and leases	1.15%	1.16%	1.16%
Allowance for credit losses to
nonperforming loans and leases	678%	591%	706%
Nonperforming loans and leases
to total loans and leases	0.17%	0.20%	0.16%

Nonperforming assets:
Nonperforming loans and leases	$9,058	$10,574	$6,440
Real estate owned	--	31	1,123

Total nonperforming assets	$9,058	$10,605	$7,563

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation
Loan Portfolio
(Unaudited)
		Twelve Months Ended Twelve Months Ended
Dollars in thousands		December 31, 2006		December 31, 2005

Allowance for credit losses
Balance beginning of period			$43,885		$44,229
Provision for loan and lease losses			2,552		2,468
Acquisitions			14,227		--

Charge-offs			(4,205)		(7,752)
Less recoveries			3,631		4,940

Net charge-offs			(574)		(2,812)

Total Allowance for loan and lease losses			60,090		43,885

Reserve for unfunded commitments			1,313		1,601

Total Allowance for credit losses			$61,403		$45,486

Net charge-offs to average
loans and leases			0.01%		0.08%

Recoveries to gross charge-offs			86%		64%

Deposits by Type
(Unaudited)

December 31, 2006			September 30, 2006		December 31, 2005

Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix

Demand, non interest-bearing	$1,222,107	20.9%	$1,246,499	22.1%	$987,714	23.0%
Demand, interest-bearing	2,490,386	42.7%	2,420,474	42.8%	1,771,716	41.3%
Savings	368,238	6.3%	380,587	6.7%	401,632	9.4%
Time	1,759,563	30.1%	1,602,778	28.4%	1,125,204	26.3%

Total Deposits	$5,840,294	100.0%	$5,650,338	100.0%	$4,286,266	100.0%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

		Quarter Ended:

	December 31, 2006	September 30, 2006	December 31, 2005

Net Interest Spread:
Yield on loans and leases	7.91%	7.88%	7.22%
Yield on taxable investments	4.71%	4.53%	4.39%
Yield on tax-exempt investments (1)	5.51%	6.08%	5.68%
Yield on temporary investments	5.41%	3.99%	3.78%
Total yield on earning assets (1)	7.50%	7.49%	6.77%

Cost of interest bearing deposits	3.44%	3.19%	2.35%
Cost of securities sold under agreements
to repurchase and fed funds purchased	2.90%	4.45%	2.99%
Cost of borrowings	4.19%	4.81%	3.22%
Cost of trust preferred securities	7.50%	7.72%	6.91%
Total cost of interest bearing liabilities	3.61%	3.45%	2.59%

Net interest spread (1)	3.89%	4.04%	4.18%
Net interest margin (1)	4.73%	4.83%	4.81%

As reported:
Return on average assets	1.35%	1.27%	1.42%
Return on average tangible assets	1.49%	1.41%	1.54%
Return on average equity	8.47%	8.06%	10.20%
Return on average tangible equity	20.77%	20.50%	23.01%

Excluding merger related expense net of
tax (2):
Return on average assets	1.37%	1.35%	1.42%
Return on average tangible assets	1.51%	1.50%	1.54%
Return on average equity	8.56%	8.58%	10.20%
Return on average tangible equity	20.98%	21.82%	23.01%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	51.66%	51.20%	52.93%
Umpqua Bank net interest margin (1)	4.97%	5.08%	5.06%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation
Selected Ratios (Unaudited)
	Twelve Months Ended:

	December 31, 2006	December 31, 2005

Net Interest Spread:
Yield on loans and leases	7.72%	6.94%
Yield on taxable investments	4.55%	4.31%
Yield on tax-exempt investments (1)	5.69%	6.15%
Yield on temporary investments	4.82%	3.06%
Total yield on earning assets (1)	7.32%	6.51%

Cost of interest bearing deposits	3.09%	1.96%
Cost of securities sold under
agreements to repurchase and fed funds purchased	4.09%	2.56%
Cost of borrowings	4.93%	2.11%
Cost of trust preferred securities	7.56%	6.36%
Total cost of interest bearing liabilities	3.35%	2.20%

Net interest spread (1)	3.97%	4.31%
Net interest margin (1)	4.74%	4.84%

As reported:
Return on average assets	1.31%	1.38%
Return on average tangible assets	1.43%	1.50%
Return on average equity	8.70%	9.80%
Return on average tangible equity	20.84%	22.91%

Excluding merger related expense net of tax (2):
Return on average assets	1.35%	1.38%
Return on average tangible assets	1.48%	1.50%
Return on average equity	9.00%	9.82%
Return on average tangible equity	21.55%	22.96%

Bank Only Ratios:
Umpqua Bank efficiency ratio (2)	51.97%	52.47%
Umpqua Bank net interest margin (1)	4.99%	5.07%

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation
Average Balances
(Unaudited)
		Quarter Ended:

Dollars in thousands	December 31, 2006	September 30, 2006	December 31, 2005

Loans held for sale	$17,936	$19,258	$13,913
Loans and leases	5,339,111	5,333,728	3,778,273
Earning assets	6,190,573	6,107,193	4,525,657
Goodwill & other intangibles	680,030	681,988	406,792
Total assets	7,201,791	7,135,488	5,232,214

Non interest bearing demand deposits	1,228,026	1,235,838	1,017,971
Interest bearing deposits	4,474,364	4,248,328	3,148,531

Total deposits	5,702,390	5,484,166	4,166,502
Interest bearing liabilities	4,755,568	4,701,582	3,422,088

Total shareholders’ equity	1,148,682	1,124,398	730,741
Tangible equity	468,652	442,410	323,949

Umpqua Holdings Corporation
Average Balances
(Unaudited)

	Twelve Months Ended:

Dollars in thousands	December 31, 2006	December 31, 2005

Loans held for sale	$15,375	$15,291
Loans and leases	4,803,509	3,613,257
Earning assets	5,569,619	4,353,696
Goodwill & other intangibles	565,167	407,313
Total assets	6,451,660	5,053,417

Non interest bearing demand deposits	1,121,171	967,848
Interest bearing deposits	3,882,777	3,034,305

Total deposits	5,003,948	4,002,153
Interest bearing liabilities	4,296,287	3,317,647

Total shareholders’ equity	970,394	711,765
Tangible equity	405,227	304,452

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2006 Results
January 25, 2007

Umpqua Holdings Corporation
Mortgage Banking Statistical Analysis
(unaudited)
		Quarter Ended:

	December 31, 2006	September 30, 2006	December 31, 2005

Dollars in thousands
Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$955,444	$978,723	$1,016,092

MSR Asset (gross)	$13,553	$13,668	$13,264
Less: Valuation reserve	(3,601)	(3,241)	(2,374)

MSR Asset (net of reserve)	$9,952	$10,427	$10,890

MSR as % of serviced portfolio	1.04%	1.07%	1.07%

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$1,753	$2,141	$1,610
Servicing	375	360	214
MSR valuation reserve change	(360)	(1,056)	(232)

Total Mortgage Banking Revenue	$1,768	$1,445	$1,592

	Twelve Months Ended:

	December 31, 2006	December 31, 2005

Dollars in thousands
Mortgage Banking Revenue:
Origination and sale	$7,354	$7,266
Servicing	1,433	742
MSR valuation reserve change	(1,227)	(1,582)

Total Mortgage Banking Revenue	$7,560	$6,426

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